UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      October 27, 2004

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Sixth Street, Suite 300 Media, Pennsylvania	19063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (610) 480-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 27, 2004, the Board of Directors of InfraSource Services, Inc. (the “Board”) adopted resolutions approving the compensation paid to non-employee directors serving on the Board and certain committees of the Board.  Effective as of October 1, 2004, (1) each non-employee director serving on the Board will receive $25,000 per year for his or her services as a member of the Board; (2) the Chairman of the Board (if a non-employee director) will receive $75,000 per year in lieu of the foregoing retainer of $25,000; (3) each non-employee director will receive $5,000 per year for each committee of the Board on which he or she serves as a member, other than a non-employee director serving as a member of the Audit Committee or as the Chairman of the Compensation Committee; (4) each non-employee director serving on the Audit Committee of the Board (other than the Chairman of the Audit Committee) will receive $7,500 per year for his or her services as a member of the Audit Committee; (5) the Chairman of the Audit Committee (if a non-employee director) will receive $10,000 per year for his or her services as a member of the Audit Committee; and (6) the Chairman of the Compensation Committee (if a non-employee director) will receive $7,500 per year for his or services as a member of the Compensation Committee.

On December 15, 2004, the Compensation Committee of the Board adopted resolutions approving an increase of $20,000 to the annual base salary of $220,000 of Paul M. Daily, President and Chief Executive Officer, InfraSource Underground Services, Inc., which increase will be effective as March 1, 2005.  A copy of the management agreement for Paul M. Daily is filed as Exhibit 10.13 to InfraSource Services, Inc.’s Amendment No. 6 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC.

Date: December 23, 2004	By:	/s/ James Leyden
		Name:	James Leyden
		Title:	Vice President and General Counsel